EXHIBIT 99.3

                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                             OF RIO SALADO BANCORP

                                MARCH ___, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints                       ,
                        and                      , and each of them, as
   proxies of the undersigned to vote as designated below all shares of the common capital stock of Rio Salado Bancorp (the "Rio Salado Common Stock") that the undersigned held of record on January 21, 1994, which the undersigned is entitled to vote, at the special meeting of shareholders to be held March ___, 1994, or at any adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated November 18, 1993 (the "Plan of Reorganization"), among Zions Bancorporation ("Zions"), Zions First National Bank of Arizona ("Zions Arizona"), Rio Salado Bancorp ("Rio Salado") and Rio Salado Bank (the "Bank") which provides for the merger of Rio Salado into ZAZMAC, Inc., a wholly owned subsidiary of Zions (and the subsequent merger of ZAZMAC into Zions), the merger of the Bank into Zions Arizona, and the conversion of each outstanding share of Rio Salado Common Stock into the right to receive that number of shares of Zions Common Stock calculated by dividing $12,500,000 by the average closing price of Zions (as defined in the Plan of Reorganization) and by further dividing the number so reached by the total number of shares of Rio Salado Common Stock issued and outstanding as of the Effective Date of the Plan of Reorganization. Each Proxy shall have full power of substitution. The act by a majority of the Proxies or their substitutes present at the meeting shall control; however, if only one proxy be present, that one shall have all powers hereunder.

                  The Directors recommend a vote FOR Proposal:

                  1. The proxies are instructed to vote the Rio Salado Common Stock as follows with regard to the approval of the Plan of Reorganization.


         []  FOR       []  AGAINST     []  ABSTAIN


                  2. The Proxies, in their discretion, are authorized to vote on such other business as may properly come before the meeting.
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                  When properly completed, this proxy will be voted in the
   manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization.

                                      (Each person whose name is on the Rio
                                      Salado Common Stock certificate
                                      should sign below in the same manner
                                      in which such person's name appears.
                                      If signing as a fiduciary, give
                                      title.)


                                                Signature




                                                Printed Name


                                      Dated:
                                              Please date, sign,
                                              and return promptly